SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2005

BRADLEY PHARMACEUTICALS, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-18881 (Commission File Number)	22-2581418 (IRS Employer Identification No.)

383 Route 46 West, Fairfield, New Jersey (Address of principal executive offices)	07004 (Zip Code)

Registrant’s telephone number, including area code: (973) 882-1505

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On September 7, 2005, Bradley Pharmaceuticals, Inc. entered into a Core Distribution Agreement (the “Distribution Agreement”) with McKesson Corporation (“McKesson”). Under the Distribution Agreement, Bradley has agreed to pay McKesson, under certain circumstances, a fee in exchange for certain product distribution, inventory management, and administrative services. The Distribution Agreement is filed as an exhibit to this report on Form 8-K, with portions omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to a request for confidential treatment.

Item 9.01. Financial Statements and Exhibits.

        The following exhibit is filed pursuant to Item 601 of Regulation S-K:

No.	Description

†10.1	Core Distribution Agreement, dated September 7, 2005, between Bradley Pharmaceuticals, Inc. and McKesson Corporation

†Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADLEY PHARMACEUTICALS, INC.

By:	/s/ R. Brent Lenczycki
R. Brent Lenczycki, CPA Chief Financial Officer and Vice President

Dated: September 12, 2005

EXHIBIT LIST

No.	Description

†10.1	Core Distribution Agreement, dated September 7, 2005, between Bradley Pharmaceuticals, Inc. and McKesson Corporation

†Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.